Exhibit 10.2
Execution Version

COLLATERAL AGREEMENT
dated as of June 29, 2010
by and among
JACK IN THE BOX INC.,
and certain of its Subsidiaries
as Grantors,
in favor of
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

i

ii

SCHEDULES:

Schedule 3.6	Jurisdiction of Organization; Taxpayer Identification Number; Registered Organization Number; Chief Executive Office and other Locations

Schedule 3.7	Pledged Stock and Partnership/LLC Interests

iii

COLLATERAL AGREEMENT (this “Agreement”), dated as of June 29, 2010, by and among JACK IN THE BOX INC., a Delaware corporation (the “Company”), certain of its Subsidiaries as identified on the signature pages hereto and any Additional Grantor (as defined below) who may become party to this Agreement (such Subsidiaries and Additional Grantors, collectively, with the Company, the “Grantors”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”) for the ratable benefit of (a) itself and the other financial institutions (the “Lenders”) from time to time party to the Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the Company, as borrower (the “Borrower”), the Lenders, and the Administrative Agent and (b) any party to a Hedging Agreement that was (i) a Lender or (ii) an Affiliate of a Lender at the time such Hedging Agreement was entered into (collectively with the Lenders, the “Secured Parties”).
STATEMENT OF PURPOSE
Pursuant to the Credit Agreement, the Lenders have agreed to make Extensions of Credit to the Borrower upon the terms and subject to the conditions set forth therein.
It is a condition precedent to the obligation of the Lenders to make their respective Extensions of Credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent and the Secured Parties.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Extensions of Credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent and the Secured Parties, as follows:
ARTICLE I
DEFINED TERMS
SECTION 1.1. Terms Defined in the Uniform Commercial Code.
(a) The following terms when used in this Agreement shall have the meanings assigned to them in the UCC (as defined in Section 1.2 below) as in effect from time to time: “Issuer”, “Proceeds”, “Securities Entitlement”, “Securities Intermediary” and “Securities Account”.
(b) Terms defined in the UCC and not otherwise defined herein or in the Credit Agreement shall have the meaning assigned in the UCC as in effect from time to time.
SECTION 1.2. Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:
“Additional Grantor” means each Restricted Subsidiary of the Company which hereafter becomes a Grantor pursuant to Section 7.15 hereof and Section 9.9 of the Credit Agreement.

“Agreement” means this Collateral Agreement, as amended, restated, supplemented or otherwise modified from time to time.
“Collateral” shall have the meaning assigned thereto in Section 2.1.
“Control” means the manner in which “control” is achieved under the UCC with respect to any Collateral for which the UCC specifies a method of achieving “control”.
“Effective Endorsement and Assignment” means, with respect to any specific type of Collateral, all such endorsements, assignments and other instruments of transfer reasonably requested by the Administrative Agent with respect to the Security Interest granted in such Collateral, and in each case, in form and substance reasonably satisfactory to the Administrative Agent.
“Guarantors” means the collective reference to each Person party to the Guaranty Agreement.
“Guaranty Agreement” shall have the meaning assigned thereto in the Credit Agreement.
“Obligations” means with respect to the Borrower, the meaning assigned thereto in the Credit Agreement and with respect to each Guarantor, the obligations of such Guarantor under the Guaranty Agreement executed by such Guarantor.
“Partnership/LLC Interests” means, with respect to any Grantor, the entire partnership, membership interest or limited liability company interest, as applicable, of such Grantor in each partnership, limited partnership or limited liability company owned thereby, including, without limitation, such Grantor’s capital account, its interest as a partner or member, as applicable, in the net cash flow, net profit and net loss, and items of income, gain, loss, deduction and credit of any such partnership, limited partnership or limited liability company, as applicable, such Grantor’s interest in all distributions made or to be made by any such partnership, limited partnership or limited liability company, as applicable, to such Grantor and all of the other economic rights, titles and interests of such Grantor as a partner or member, as applicable, of any such partnership, limited partnership or limited liability company, as applicable, whether set forth in the partnership agreement or membership agreement, as applicable, of such partnership, limited partnership or limited liability company, as applicable, by separate agreement or otherwise.
“Permitted Liens” means those Liens permitted pursuant to Section 11.2 of the Credit Agreement.
“Pledged Stock” means all of the shares of capital stock of each Subsidiary Issuer that is not a Partnership/LLC and all of the other economic rights, titles and interests of such Grantor as a shareholder or owner of such Subsidiary Issuer, whether set forth in the articles, bylaws or other governing document of such Subsidiary Issuer, by separate agreement or otherwise, together with all stock certificates and stock options that may be issued or granted by such Subsidiary Issuer to the applicable Grantor.

“Securities Act” means the Securities Act of 1933, including all amendments thereto and regulations promulgated thereunder.
“Security Interests” means the security interests granted pursuant to Article II, as well as all other security interests created or assigned as additional security for the Obligations pursuant to the provisions of the Credit Agreement.
“Subsidiary Issuer” means any Issuer of Pledged Stock or any Partnership/LLC Interests, which Issuer is a direct Subsidiary of any Grantor from time to time party to this Agreement.
“UCC” means the Uniform Commercial Code as in effect in the State of New York, as amended or modified from time to time.
SECTION 1.3. Other Definitional Provisions. Capitalized terms defined in the Credit Agreement and not otherwise defined herein shall have the meaning assigned thereto in the Credit Agreement. The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.
ARTICLE II
SECURITY INTEREST
SECTION 2.1. Grant of Security Interest. Each Grantor hereby grants, pledges and collaterally assigns to the Administrative Agent, for the ratable benefit of itself and the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in all Pledged Stock, Partnership/LLC Interests and any and all proceeds thereof whether now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, and wherever located or deemed located (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations; provided, that any Security Interest in any Collateral constituting Pledged Stock or Partnership/LLC Interests issued by any Foreign Subsidiary shall be limited to sixty-six percent (66%) of all issued and outstanding shares of all classes of voting Capital Stock of such Foreign Subsidiary and one hundred percent (100%) of all issued and outstanding shares of all classes of non-voting Capital Stock of such Foreign Subsidiary; provided further that in no event shall the Collateral include or the Security Interest attach to (a) any Margin Stock or (b) any agreement with a Person other than a Grantor or a Subsidiary of a Grantor that specifically prohibits in writing the pledge of, or granting of a security interest or a Lien in (but not merely the assignment of or of any interest in), such agreement or any of the Grantor’s rights under such agreement without the consent of such other Person (unless such prohibition is not enforceable or is otherwise ineffective under Applicable Law or the consent of such other Person has been obtained).

SECTION 2.2. Grantors Remain Liable. Anything herein to the contrary notwithstanding: (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder (including, without limitation, all of its obligations as a partner or member of any Partnership/LLC, if applicable) to the same extent as if this Agreement had not been executed, (b) the exercise by Administrative Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral (including, without limitation, all of its obligations as a partner or member of any Partnership/LLC, if applicable), (c) neither the Administrative Agent nor any Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement (including, without limitation, any obligations or liabilities as a partner or member of any Partnership/LLC), nor shall the Administrative Agent or any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, and (d) neither the Administrative Agent nor any Secured Party shall have any liability in contract or tort for any Grantor’s acts or omissions.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Extensions of Credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Secured Party that:
SECTION 3.1. Existence. Each Grantor (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (b) has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and (c) except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization.
SECTION 3.2. Authorization of Agreement; No Conflict. Each Grantor has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of, this Agreement. This Agreement has been duly executed and delivered by the duly authorized officers of each Grantor and this Agreement constitutes the legal, valid and binding obligation of the Grantors enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies. The execution, delivery and performance by the Grantors of this Agreement will not, by the passage of time, the giving of notice or otherwise, violate any Applicable Law or Material Contract and will not result in the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Grantor other than the Security Interests.

SECTION 3.3. Consents. No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability against any Grantor or any Subsidiary Issuer party to this Agreement, except (a) as may be required by laws affecting the offering and sale of securities generally, (b) filings under the UCC, and (c) for such consents, authorizations and filings that have been obtained or made prior to the date hereof.
SECTION 3.4. Perfected First Priority Liens. Each financing statement naming any Grantor as a debtor is in appropriate form for filing in the appropriate filing offices of the states specified on Schedule 3.6. The Security Interests granted pursuant to this Agreement (a) constitute valid security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of itself and the Secured Parties, as collateral security for the Obligations, and, upon the filing of appropriate financing statements, the Security Interests will be perfected to the extent such Security Interests can be perfected by the filing of financing statements and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Liens.
SECTION 3.5. Title, No Other Liens. Except for the Security Interests, each Grantor has rights in each item of the Collateral free and clear of any and all Liens or claims other than Permitted Liens. No Collateral is in the possession or Control of any Person asserting any claim thereto or security interest therein, except that the Administrative Agent or its designee may obtain possession or Control of Collateral as contemplated hereby.
SECTION 3.6. State of Organization; Location of Books and Records Relating to Collateral; other Information.
(a) Each Grantor is organized under the laws of the state identified on Schedule 3.6 under such Grantor’s name. The taxpayer identification number and Registered Organization number of each Grantor is set forth on Schedule 3.6 under such Grantor’s name.
(b) The chief place of business, chief executive office and any other office where each Grantor keeps its books and records relating to the Collateral are located at the locations specified on Schedule 3.6 under such Grantor’s name. No Grantor does business nor has done business during the past five years under any trade name or fictitious business name except as disclosed on Schedule 3.6 under such Grantor’s name.
SECTION 3.7. Pledged Stock; Partnership/LLC Interests.
(a) As of the date hereof, all Pledged Stock and all Partnership/LLC Interests owned by any Grantor are listed on Schedule 3.7.
(b) All Pledged Stock and all Partnership/LLC Interests issued by any Subsidiary Issuer to any Grantor (i) have been duly and validly issued and, if applicable, are fully paid and nonassessable, (ii) are beneficially owned as of record by such Grantor and (iii) constitute all the issued and outstanding shares of all classes of the Capital Stock of such Subsidiary Issuer issued to such Grantor.

(c) None of the Partnership/LLC Interests (i) are traded on a Securities exchange or in Securities markets, (ii) by their terms expressly provide that they are Securities governed by Article 8 of the UCC, (iii) are Investment Company Securities (as such term is defined in Section 8-103(b) of the UCC) or (iv) are held or maintained in the form of a Securities Entitlement or credited to any Securities Account.
ARTICLE IV
COVENANTS
Until the Obligations (other than any contingent indemnification obligations) shall have been paid in full and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 7.1, each Grantor covenants and agrees that:
SECTION 4.1. Maintenance of Perfected Security Interest; Further Information. Each Grantor shall maintain the Security Interest created by this Agreement as a perfected Security Interest (to the extent required to do so hereunder) having the priority described in Section 3.4 and shall defend such Security Interest against the claims and demands of all Persons whomsoever.
SECTION 4.2. Changes in Locations; Changes in Name or Structure. No Grantor will, except upon prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional financing statements (executed if necessary for any particular filing jurisdiction) and other instruments and documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the Security Interests and (b) if applicable, a written supplement to the Schedules to this Agreement:
(i) change its jurisdiction of organization or the location of its chief executive office from that identified on Schedule 3.6;
(ii) change its name, identity or corporate or organizational structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading; or
(iii) permit any Collateral (other than Certificated Securities delivered to the Administrative Agent pursuant to Section 4.4) to be held by any Securities Intermediary, held or maintained in the form of a Securities Entitlement or credited to any Securities Account.
SECTION 4.3. Required Notifications. Each Grantor shall promptly notify the Administrative Agent, in writing, of: (a) any Lien (other than the Security Interests or Permitted Liens) on any of the Collateral which would materially adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder or (b) the acquisition or ownership by such Grantor of any Collateral after the date hereof. At the request of the Administrative Agent or the Required Lenders, each Grantor shall promptly deliver to the Administrative Agent and in any event within ten (10) Business Days after such request updated Schedules to this Agreement.

SECTION 4.4. Delivery Covenants. Each Grantor will deliver and pledge to the Administrative Agent, for the ratable benefit of itself and the Secured Parties, all Collateral evidenced by a certificate, in each case, together with an Effective Endorsement and Assignment.
SECTION 4.5. Filing Covenants. Pursuant to Section 9-509 of the UCC and any other Applicable Law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the Security Interests of the Administrative Agent under this Agreement. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of Collateral that describes such property in any other manner as the Administrative Agent may reasonably determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the Security Interest in the Collateral granted herein. Further, a photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Each Grantor hereby authorizes, ratifies and confirms all financing statements and other filing or recording documents or instruments filed by the Administrative Agent prior to the date of this Agreement.
SECTION 4.6. Pledged Stock; Partnership/LLC Interests.
(a) Without the prior written consent of the Administrative Agent, no Grantor will (i) vote to enable, or take any other action to permit, any Subsidiary Issuer to issue any Pledged Stock or Partnership/LLC Interests, except for such those additional Pledged Stock or Partnership/LLC Interests that will be subject to the Security Interest granted herein in favor of the Administrative Agent (which such Security Interest shall, in the case of any additional Pledged Stock or Partnership/LLC Interests issued by a Foreign Subsidiary, be limited to sixty-six percent (66%) of all issued and outstanding shares of all classes of voting Capital Stock of such Foreign Subsidiary and one hundred percent (100%) of all issued and outstanding shares of all classes of non-voting Capital Stock of such Foreign Subsidiary) or (ii) enter into any agreement or undertaking restricting the right or ability of (A) the Administrative Agent to sell, assign or transfer any Pledged Stock or Partnership/LLC Interests or Proceeds thereof or (B) such Grantor to sell, assign or transfer any Pledged Stock or Partnership/LLC Interests or Proceeds thereof; provided that, in connection with any proposed sale by any Grantor of any Pledged Stock or Partnership/LLC Interests owned thereby, such Grantor may enter into a customary purchase agreement restricting its right to sell, assign or transfer such Pledged Stock or Partnership/LLC Interests to the extent that (1) such sale is permitted by the Credit Agreement, (2) the security interests of the Administrative Agent in such Pledged Stock or Partnership LLC Interests remain in full force and effect and (3) the terms relating to any such restriction are customary and market as determined in good faith by such Grantor; and provided further that nothing in the Section 4.6(a) shall prohibit the consummation of any such sale, assignment or transfer that is permitted by the Credit Agreement. The Grantors will defend the right, title and interest of the Administrative Agent in and to any Pledged Stock and Partnership/LLC Interests against the claims and demands of all Persons whomsoever.
(b) If any Grantor shall become entitled to receive or shall receive (i) any Certificated Securities (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the ownership interests of any Subsidiary Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Collateral, or otherwise in respect thereof, or (ii) any sums paid upon or in respect of any Collateral upon the liquidation or dissolution of any Subsidiary Issuer (other than as permitted pursuant to the Credit Agreement), such Grantor shall accept the same as the agent of the Administrative Agent and the Secured Parties, hold the same in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Grantor, and promptly deliver the same to the Administrative Agent in accordance with the terms hereof.
SECTION 4.7. Further Assurances. Upon the request of the Administrative Agent and at the sole expense of the Grantors, each Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.
ARTICLE V
REMEDIAL PROVISIONS
SECTION 5.1. General Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC or any other Applicable Law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. To the extent permitted by Applicable Law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Secured Party arising out of the exercise by them of any rights hereunder except to the extent any such claims, damages, or demands result solely from the gross negligence or willful misconduct of the Administrative Agent or any Secured Party, as determined by a court of competent jurisdiction by a final and nonappealable judgment, in each case against whom such claim is asserted. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

SECTION 5.2. Specific Remedies.
(a) Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to receive any and all cash dividends, payments or distributions made in respect of any Pledged Stock or Partnership/LLC Interests or other Proceeds paid in respect of any Pledged Stock or Partnership/LLC Interests, and any or all of any Pledged Stock or Partnership/LLC Interests shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (i) all voting, corporate and other rights pertaining to such Pledged Stock or Partnership/LLC Interests at any meeting of shareholders, partners or members of the relevant Subsidiary Issuers and (ii) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Stock or Partnership/LLC Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock or Partnership/LLC Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate, partnership or company structure of any Subsidiary Issuer or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Stock or Partnership/LLC Interests, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock or Partnership/LLC Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it; but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and the Administrative Agent and the Secured Parties shall not be responsible for any failure to do so or delay in so doing. In furtherance thereof, each Grantor hereby authorizes and instructs each Subsidiary Issuer with respect to any Collateral consisting of Pledged Stock or Partnership/LLC Interests to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Subsidiary Issuer shall be fully protected in so complying, and (ii) upon and during the continuance of an Event of Default, pay any dividends, distributions or other payments with respect to any Pledged Stock or Partnership/LLC Interests directly to the Administrative Agent.
(b) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 5.2(a), each Grantor shall be permitted to receive all cash dividends, payments or other distributions made in respect of any Pledged Stock or Partnership/LLC Interests, to the extent permitted in the Credit Agreement, and to exercise all voting and other corporate, company and partnership rights with respect to any Pledged Stock or Partnership/LLC Interests.
(c) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Collateral, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.
(d) Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral valid and binding and in compliance with any and all other Applicable Laws.
SECTION 5.3. Application of Proceeds. At such intervals as may be agreed upon by the Company and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of the Collateral or any Proceeds of the Collateral in payment in whole or in part of the Obligations (after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements) in accordance with Section 12.4 of the Credit Agreement. Any balance of such Proceeds remaining shall be paid over to the Company, on behalf of the Grantors, or to whomsoever (if such Person is not a Grantor) may be lawfully entitled to receive the same. Only after (i) the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-608 and Section 9-615 of the UCC and (ii) the payment in full of the Obligations (other than any contingent indemnification obligations) and the termination of the Commitments, shall the Administrative Agent account for the surplus, if any, to any Grantor, or to whomever may be lawfully entitled to receive the same (if such Person is not a Grantor).
SECTION 5.4. Waiver, Deficiency. Except to the extent prohibited under Applicable Law (including Section 9-602 of the UCC), each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Sections 9-210, 9-607, 9-608, 9-610, 9-615, 9-620, 9-621, 9-623, 9-624, 9-625 or 9-627 of the UCC. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Secured Party to collect such deficiency.
ARTICLE VI
THE ADMINISTRATIVE AGENT
SECTION 6.1. Administrative Agent’s Appointment as Attorney-In-Fact.
(a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following upon the occurrence and continuation of an Event of Default:
(i) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;
(ii) execute, in connection with any sale provided for in this Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
(iii) (A) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (B) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (C) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; and (D) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Secured Parties’ Security Interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement in accordance with the provisions of Section 6.1(a).
(c) The expenses of the Administrative Agent incurred in connection with actions taken pursuant to the terms of this Agreement shall be payable by such Grantor to the Administrative Agent on demand.
(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof in accordance with Section 6.1(a). All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the Security Interests created hereby are released.
SECTION 6.2. Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Secured Parties hereunder are solely to protect the Administrative Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers. The Administrative Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and nonappealable judgment.
SECTION 6.3. Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement to make any inquiry respecting such authority.
ARTICLE VII
MISCELLANEOUS
SECTION 7.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 14.11 of the Credit Agreement.
SECTION 7.2. Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 14.1 of the Credit Agreement.
SECTION 7.3. No Waiver by Course of Conduct, Cumulative Remedies. Neither the Administrative Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising on the part of the Administrative Agent or any Secured Party, of any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
SECTION 7.4. Enforcement Expenses, Indemnification.
(a) Each Grantor agrees to pay or reimburse each Secured Party and the Administrative Agent for all its costs and expenses incurred in connection with enforcing or protecting any rights under this Agreement and the other Loan Documents to which such Grantor is a party, (including, without limitation, in connection with any workout, restructuring, bankruptcy or other similar proceeding) including, without limitation, the fees and disbursements of counsel to each Secured Party and of counsel to the Administrative Agent.
(b) Each Grantor agrees to pay, and to save the Administrative Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes (in each case, to the same extent that the Borrower would be required to do so under Section 5.11 of the Credit Agreement) which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.
(c) Each Grantor agrees to pay, and to save the Administrative Agent and the Secured Parties harmless from any and all liabilities, obligations, losses, damages, penalties, costs and expenses in connection with actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent any Grantor would be required to do so pursuant to Section 14.2 of the Credit Agreement.
(d) The agreements in this Section shall survive termination of the Commitments and repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents. All amounts due under this Section shall be payable promptly after demand therefor.
SECTION 7.5. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUR OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 7.6. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Grantor (and shall bind all Persons who become bound as a Grantor to this Collateral Agreement), the Administrative Agent and the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent (given in accordance with Section 7.1).
SECTION 7.7. Set-Off. Each Grantor hereby irrevocably authorizes the Administrative Agent and each Secured Party at any time and from time to time pursuant to Section 14.3 of the Credit Agreement, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Administrative Agent or such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to the Administrative Agent or such Secured Party hereunder and claims of every nature and description of the Administrative Agent or such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Secured Party may elect, whether or not the Administrative Agent or any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Secured Party shall notify such Grantor promptly of any such set-off and the application made by the Administrative Agent or such Secured Party of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Secured Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Secured Party may have.
SECTION 7.8. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 7.9. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.
SECTION 7.10. Section Heading. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

SECTION 7.11. Integration. This Agreement, any Hedging Agreement between the Borrower and a Secured Party and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent and the Arrangers, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matters hereof. In the event of any conflict between the provisions of this Agreement and the Credit Agreement, the provisions of the Credit Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Secured Parties in this Agreement shall not be deemed a conflict with the Credit Agreement.
SECTION 7.12. Governing Law. THIS AGREEMENT, UNLESS EXPRESSLY SET FORTH HEREIN, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.
SECTION 7.13. Consent to Jurisdiction.
(a) Each Grantor irrevocably and unconditionally submits for itself and its property, to the nonexclusive jurisdiction of the state and federal courts located in New York, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Company or any other Grantor or its properties in the courts of any jurisdiction.
(b) Each Grantor irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Documentation any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c) Each Grantor irrevocably consents to service of process in the manner provided for notices in Section 14.1 of the Credit Agreement. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.
SECTION 7.14. Acknowledgements.
(a) Each Grantor hereby acknowledges that: (i) it has discussed this Agreement with its counsel, (ii) neither the Administrative Agent nor any Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor, and (iii) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby or thereby among the Secured Parties or among the Grantors and the Secured Parties.
(b) Each Subsidiary Issuer party to this Agreement acknowledges receipt of a copy of this Agreement and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. Each Subsidiary Issuer agrees to provide such notices to the Administrative Agent as may be necessary to give full effect to the provisions of this Agreement.
SECTION 7.15. Additional Grantors. Each Subsidiary of the Company that is required to become a party to this Agreement pursuant to Section 9.9 of the Credit Agreement shall become a Grantor and/or a Subsidiary Issuer, as applicable, for all purposes of this Agreement upon execution and delivery by such Subsidiary of a joinder agreement in form and substance satisfactory to the Administrative Agent.
SECTION 7.16. Releases.
(a) At such time as the Obligations (other than any contingent indemnification obligations) shall have been paid in full and the Commitments have been terminated, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
(b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.
(c) If any Grantor shall cease to be a Restricted Subsidiary as a result of a transaction permitted under the Credit Agreement, then, at the request of the Company and at the expense of the Grantors, such Grantor shall be released from its obligations hereunder and shall no longer be a party to this Agreement. The Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable evidencing such release and the fact that such Grantor is no longer a party to this Agreement.
(d) The terminations, releases and/or other actions described in subsections (a), (b) and (c) above shall occur without notice to, or vote of consent of, any counterparty to a Hedging

Agreement that was a Lender or an Affiliate of a Lender at the time such agreement was executed.
[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

JACK IN THE BOX INC., as Grantor
By:	/s/ Paul D. Melancon
	Name:	Paul D. Melancon
	Title:	Vice President, Finance, Controller & Treasurer

JBX GENERAL PARTNER LLC, as Grantor and Subsidiary Issuer
By:	Jack in the Box Inc.,
as sole member

By:	/s/ Paul D. Melancon
	Name:	Paul D. Melancon
	Title:	Vice President, Finance, Controller & Treasurer

JBX LIMITED PARTNER LLC, as Grantor and Subsidiary Issuer
By:	Jack in the Box Inc.,
as sole member

By:	/s/ Paul D. Melancon
	Name:	Paul D. Melancon
	Title:	Vice President, Finance, Controller & Treasurer

[Signature Pages Continued]

JACK IN THE BOX EASTERN DIVISION L.P., as Grantor and Subsidiary Issuer
By:	JBX General Partner LLC,
as general partner

By:	Jack in the Box Inc.,
as sole member

By:	/s/ Paul D. Melancon
	Name:	Paul D. Melancon
	Title:	Vice President, Finance, Controller & Treasurer

QDOBA RESTAURANT CORPORATION, as Grantor and Subsidiary Issuer
By:	/s/ Jerry P. Rebel
	Name:	Jerry P. Rebel
	Title:	Chief Financial Officer

FOODMAKER INC., as Subsidiary Issuer
By:	/s/ Paul D. Melancon
	Name:	Paul D. Melancon
	Title:	Vice President

FOODMAKER INTERNATIONAL FRANCHISING, INC., as Subsidiary Issuer
By:	/s/ Paul D. Melancon
	Name:	Paul D. Melancon
	Title:	Vice President

[Signature Pages Continued]

ZRC OPERATIONS COMPANY, INC., as Subsidiary Issuer
By:	/s/ Gary Beisler
	Name:	Gary Beisler
	Title:	President & Secretary

JIB STORED VALUE CARDS, LLC, as Subsidiary Issuer
By:	/s/ Paul D. Melancon
	Name:	Paul D. Melancon
	Title:	Vice President, Finance, Controller & Treasurer

QMG STORED VALUE CARDS, LLC, as Subsidiary Issuer
By:	/s/ Gary Beisler
	Name:	Gary Beisler
	Title:	President

STORED VALUE CARD, INC., as Subsidiary Issuer
By:	/s/ Paul D. Melancon
	Name:	Paul D. Melancon
	Title:	Vice President & Treasurer

[Signature Pages Continued]

WELLS FARGO BANK, NATIONAL ASSOCIATION as Administrative Agent
By:	/s/ Stephen Leon
	Name:	Stephen Leon
	Title:	Managing Director

COLLATERAL AGREEMENT
DISCLOSURE SCHEDULES

Schedule 3.6	Jurisdiction of Organization; Taxpayer Identification Number; Registered Organization Number; Chief Executive Office and Other Locations

Schedule 3.7	Pledged Stock and Partnership/LLC Interests

1

SCHEDULE 3.6 — JURISDICTION OF ORGANIZATION; TAXPAYER
IDENTIFICATION NUMBER: REGISTERED ORGANIZATION NUMBER; CHIEF
EXECUTIVE OFFICE AND OTHER LOCATIONS

Jack in the Box Inc.

State of Organization:	Delaware
Taxpayer Identification Number:	95-2698708
Registered Organization Number:	0773942
Chief Executive Office:	9330 Balboa Ave.
San Diego, CA 92123
Books and Records Locations:	8690 Balboa Ave.
San Diego, CA 92123
Inventory/Equipment Locations:	CA, HI, WA, OR, AZ, NV, ID, UT
Trade/Fictitious Business Names:	Jack in the Box
Quick Stuff
Foodmaker

Jack in the Box Eastern Division L.P.

State of Organization:	Texas
Taxpayer Identification Number:	33-093700
Registered Organization Number:	142380-10
Chief Executive Office:	9330 Balboa Ave.
San Diego, CA 92123
Books and Records Locations:	8690 Balboa Ave.
San Diego, CA 92123
Inventory/Equipment Locations:	TX, IL, LA, TN, NC, SC, MO, OK
Trade/Fictitious Business Names:	Jack in the Box
Quick Stuff
Foodmaker

JBX General Partner LLC

State of Organization:	Delaware
Taxpayer Identification Number:	33-0936993
Registered Organization Number:	33-00102
Chief Executive Office:	9330 Balboa Ave.
San Diego, CA 92123
Books and Records Locations:	8690 Balboa Ave.
San Diego, CA 92123
Inventory/Equipment Locations:	N/A
Trade/Fictitious Business Names:	Jack in the Box
Quick Stuff
Foodmaker

2

JBX Limited Partner LLC

State of Organization:	Delaware
Taxpayer Identification Number:	None
Registered Organization Number:	33-00104
Chief Executive Office:	9330 Balboa Ave.
San Diego, CA 92123
Books and Records Locations:	8690 Balboa Ave.
San Diego, CA 92123
Inventory/Equipment Locations:	N/A
Trade/Fictitious Business Names:	Jack in the Box
Quick Stuff
Foodmaker

Qdoba Restaurant Corporation

State of Organization:	Delaware
Taxpayer Identification Number:	84-1436765
Registered Organization Number:	2792020
Chief Executive Office:	4865 Ward Road, Suite 500
Wheat Ridge, CO 80033
Inventory/Equipment Locations:	CO, WA, TX, IL
Trade/Fictitious Business Names:	Qdoba Mexican Grill
Z Teca Mexican Grill

3

SCHEDULE 3.7 — PLEDGED STOCK AND PARTNERSHIP/LLC INTERESTS
Certificated Securities:
Jack in the Box Inc.

			Percentage of
			Ownership Interests
			of such Class and
Name of Issuer	Class and Series	Certificate Number	Series
Foodmaker Inc.	Common Stock	0001	100%

Foodmaker International Franchising, Inc.	Common Stock	2	100%

Qdoba Restaurant Corporation	Common Stock	1	100%

Stored Value Card, Inc.	Class A	1	100%
Qdoba Restaurant Corporation

			Percentage of
			Ownership Interests
			of such Class and
Name of Issuer	Class and Series	Certificate Number	Series
ZRC Operations Company, Inc.	Common Stock	2	100%

4

Partnerships/LLC Interests:
Jack in the Box Inc.

Name of Issuer			Percentage of
(including identification	Type of Ownership	Certificate Number	Ownership Interests
of type of entity)	Interest	(if any)	of such Type
JBX General Partner LLC	Membership Interests	Uncertificated	100%

JBX Limited Partner LLC	Membership Interests	Uncertificated	100%

JIB Stored Value Cards, LLC	Membership Interests	Uncertificated	100%
JBX General Partner LLC

Name of Issuer			Percentage of
(including identification	Type of Ownership	Certificate Number	Ownership Interests
of type of entity)	Interest	(if any)	of such Type
Jack in the Box Eastern Division L.P.	General Partnership Interest	Uncertificated	1%
JBX Limited Partner LLC

Name of Issuer			Percentage of
(including identification	Type of Ownership	Certificate Number	Ownership Interests
of type of entity)	Interest	(if any)	of such Type
Jack in the Box Eastern Division L.P.	Limited Partnership Interest	Uncertificated	99%
Qdoba Restaurant Corporation

Name of Issuer			Percentage of
(including identification	Type of Ownership	Certificate Number	Ownership Interests
of type of entity)	Interest	(if any)	of such Type
QMG Stored Value Cards, LLC	Membership Interests	Uncertificated	100%

5